Form N-SAR

Sub-Item 77Q1 (a)
Copies of any material amendments to registrant's charter or by-laws 33-63212, 811-7736

Third Amendment dated March 28, 2005 to Janus Aspen Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(r) to Post-Effective Amendment No. 39 to Janus Aspen Series' registration statement on Form N-1A, filed on April 29, 2005, accession number 0000950134-05-008561 (File No. 33-63212).

Fourth Amendment dated May 1, 2005 to Janus Aspen Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(s) to Post-Effective Amendment No. 39 to Janus Aspen Series' registration statement on Form N-1A, filed on April 29, 2005, accession number 0000950134-05-008561 (File No. 33-63212).

Fourth Amendment to Janus Aspen Series' Bylaws is incorporated herein by reference to Exhibit 2(e) to Post-Effective Amendment No. 39 to Janus Aspen Series' registration statement on Form N-1A, filed on April 29, 2005, accession number 0000950134-05-008561 (File No. 33-63212).

Fifth Amendment to Janus Aspen Series' Bylaws is incorporated herein by reference to Exhibit 2(f) to Post-Effective Amendment No. 39 to Janus Aspen Series' registration statement on Form N-1A, filed on April 29, 2005, accession number 0000950134-05-008561 (File No. 33-63212).